EXHIBIT 10.8

INSIDER UNIT AND INSIDER WARRANT PURCHASE AGREEMENT

THIS INSIDER UNIT AND INSIDER WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this [        ] day of [                ], 2007, between Oceanaut, Inc., a Marshall Islands corporation (the “Company”), and Excel Maritime Carriers Ltd. (the “Purchaser”).

WHEREAS, the Company desires to sell, and the Purchaser desires to acquire, in a private placement (the “Placement”) to occur immediately prior to the initial public offering of the Company’s Securities (“IPO”), an aggregate of 1,125,000 units (the “Insider Units”), each unit consisting of one share of common stock of the Company (the “Common Stock”) and one warrant to purchase one share of Common Stock, and 2,000,000 warrants to purchase 2,000,000 shares of Common Stock (the “Insider Warrants”), which Insider Units and Insider Warrants are substantially similar to the units and the warrant included in the units to be sold in the IPO as set forth in the registration statement on Form F-1, Registration No. 333-[            ] (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”), except as otherwise noted below (the Insider Units and Insider Warrants are referred to herein collectively as the “Insider Securities”); and

WHEREAS, the Insider Securities are subject to the terms and conditions of that certain Registration Rights Agreement entered into by and between the parties on the date hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Purchase of Insider Securities. The Purchaser hereby agrees, severally and not jointly, directly or through its nominees, to purchase 1,125,000 Insider Units at a purchase price of $8.00 per Insider Unit and 2,000,000 Insider Warrants at a purchase price of $1.00 per Insider Warrant, for an aggregate purchase price of $11,000,000 (the “Purchase Price”).

2. Closing. The closing of the purchase and sale of the Insider Securities (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but in no event later than the date on which the SEC declares the Registration Statement effective (the “Effective Date”). Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the “Trust Account”) in accordance with the Investment Management Trust Agreement entered into by and between the Company and Continental Stock Transfer and Trust Company, as trustee. The certificates for the Common Stock and warrants comprising the Insider Securities shall be delivered to the Purchaser promptly after the closing of the IPO. The Purchaser acknowledges that the certificates representing its Insider Securities will be legended to reflect that such securities are subject to the terms and conditions of this Agreement.

3. Voting of Shares. The Purchaser hereby agrees to vote all of the shares of Common Stock acquired by the Purchaser pursuant to this Agreement, in the IPO or in the aftermarket in favor of any Business Combination that the Company negotiates and presents for approval to the Company’s shareholders. As used herein, a “Business Combination” shall mean an acquisition of, through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination, one or more vessels or operating businesses in the shipping industry.

4. Waiver of Liquidation Distributions. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination with respect to the shares of Common Stock included in 500,000 of the Insider Units. For purposes of clarity, shares of Common Stock included in the other 625,000 Insider Units and any purchased in the IPO or the aftermarket by the Purchaser shall be eligible to receive any liquidating distributions by the Company.

5. Lock-Up Agreement. The Purchaser shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any units, Common Stock, warrants or other securities of the Company held by the Purchaser, including the Insider Securities (the “Restricted Securities”) until such time as the Company consummates a Business Combination, except that the Purchaser may transfer any or all of the Insider Securities to an entity which it controls (within the meaning of Section 15 of the Securities Act of 1933. as amended (the “Securities Act”). The Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or Citigroup Global Markets Inc. (the “Representative”), as representative of the underwriters of the IPO, which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Purchaser’s Restricted Securities until the end of such period. The Representative is an intended third party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though it were a party hereto.

6. Representations and Warranties of The Purchaser. The Purchaser hereby represents and warrants to the Company that:

6.1 The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

6.2 The Insider Securities are being acquired for the Purchaser’s own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

6.3 The Purchaser has the full right, power and authority to enter into this Agreement, and this Agreement is a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

6.4 The Purchaser understands that the Insider Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties and agreements of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Insider Securities.

6.5 The Purchaser initiated discussions with the Company relating to the purchase and sale of the Insider Securities contemplated by this Agreement on an unsolicited basis prior to the date of this Agreement. The Purchaser did not initiate such discussions, nor did the Purchaser decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

6.6 The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Insider Securities which have been requested by Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Insider Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to the Purchaser’s acquisition of the Insider Securities.

6.7 The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Insider Securities or the fairness or suitability of the investment in the Insider Securities nor have such authorities passed upon or endorsed the merits of the offering of the Insider Securities.

6.8 The Purchaser understands that: (a) the Insider Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

In addition, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

6.9 The Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Insider Securities and is able to bear the economic risk of an investment in the Insider Securities in the amount contemplated hereunder. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Insider Securities. The Purchaser can afford a complete loss of its investment in the Insider Securities.

6.10 Without in any way limiting the representations set forth above, the Purchaser agrees not to make any disposition of all or any portion of the Insider Securities unless and until:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)(i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act.

7. Waiver of Claims; Indemnification. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company with respect to its purchase of the Insider Securities, and the Purchaser agrees to indemnify and hold the Company harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company by the Purchaser of the Insider Securities or its transferees, assigns or any subsequent holders of the Insider Securities.

8. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Oceanaut, Inc.

17th Km National Road Athens-Lamia & Finikos Street

145-64 Nea Kifisia

Athens, Greece

Attention: Chief Executive Officer

with copies to:

Kenneth R. Koch, Esq.

Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.

666 Third Avenue

New York, New York 10017

If to Excel:

Excel Maritime Carriers Ltd.

17th Km National Road Athens-Lamia & Finikos Street

145-64 Nea Kifisia

Athens, Greece

Attention: General Counsel

with copies to:

[                                         ].

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

9. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

10. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

(Remainder of page intentionally left blank. Signature pages to follow.)

IN WITNESS WHEREOF, the undersigned have executed this Insider Unit and Insider Warrant Purchase Agreement as of the date first written above.

OCEANAUT, INC.		EXCEL MARITIME CARRIERS LTD.

By:		By:
	Christopher Georgakis		Christopher Georgakis
	Chief Executive Officer and President		Chief Executive Officer and President